THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

ANTELOPE ENTERPRISE HOLDINGS LTD

WARRANT TO PURCHASE CLASS A ORDINARY SHARES

Warrant No. 01 **Issuance Date: February 23, 2024**

Void After February 22, 2029

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, Yina Weng, or assigns (the "***Holder***"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Antelope Enterprise Holdings Ltd., a company organized under the laws of the British Virgin Islands with its principal office at Room 1802, Block D, Zhonghai International Center, Hi-Tech Zone, Chengdu, Sichuan Province, PRC (the "***Company***") 1,150,000 Class A ordinary shares of the Company, no par value each (the "***Ordinary Shares***"), subject to adjustment as provided herein. This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated February 23, 2024, by and among the Company and the original Holder of this Warrant and the other parties named therein (the "***Purchase Agreement***"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) "***Exercise Period***" shall mean the period commencing on the date of issuance and ending February 22, 2029, unless sooner terminated as provided below.

(b) "***Exercise Price***" shall mean $1.10 per Warrant Share, subject to adjustment pursuant to Section 5 below.

(c) "***Warrant Shares***" shall mean the Company's Ordinary Shares issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT.

2.1. Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) pursuant to a Cashless Exercise, if then permitted, as described below; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, Ordinary Shares shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, on or before the third (3rd) Trading Day ("Share Delivery Date")after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate form and delivered to the Holder, if so requested.

The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of Ordinary Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2. Cashless Exercise.

(a) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time of exercise hereof, the resale by the Holder of all, or any part, of the Warrant Shares issuable upon exercise of this Warrant are not registered and available to be issued to the Holder without legend or other restrictions pursuant to an effective registration statement filed under the Securities Act (or the prospectus contained therein is not available for use), then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Ordinary Shares determined according to the following formula (a "***Cashless Exercise***"):

$$\text{Net Number} = \frac{(A \times B) - (A \times C)}{B}$$

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of Ordinary Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of Ordinary Shares as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the VWAP of Ordinary Shares on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of "regular trading hours" on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the initial Closing Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Amendment.

2.3. Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant pursuant to this Section 2 without having complied with the requirements of Section 2.1(c). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 6 hereof.

2.4. Reserved.

2.5. Exercise Limitation. Notwithstanding any provisions herein to the contrary, the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of Ordinary Shares beneficially owned by the Holder to exceed 4.99% of the outstanding Ordinary Shares following such exercise. For purposes of the foregoing proviso, the aggregate number of Ordinary Shares beneficially owned by the Holder shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude Ordinary Shares which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Notwithstanding the foregoing, the Holder may waive the foregoing limitation, or increase or decrease the foregoing limitation to any other percentage, by written notice to the Company; provided that a waiver by the Holder of the foregoing limitation or a request to increase such limitation requires not less than 61 days prior written notice (with such waiver of the foregoing limitation or request to increase such limitation taking effect only upon the expiration of such 61 day notice period and applying only to the Holder and not to any other holder of Warrants sold pursuant to the Purchase Agreement). For purposes of this Section 2.5, in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company's most recent annual report on Form 20-F, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written request of the Holder, the Company shall within three (3) Business Days confirm in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding Ordinary Shares was reported.

2.6 Company's Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST or the Warrant Shares are not eligible for FAST to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company's share register or, if the Transfer Agent is participating in FAST and the Warrant Shares are eligible for FAST, to credit the balance account of the Holder or the Holder's designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be) or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares 12 months after the Issuance Date and the Company fails to promptly, but in no event later than as required pursuant to the Schedule 1 to the Amendment (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "Notice Failure" and together with the event described in clause (I) above, a "Delivery Failure"), then, in addition to all other remedies available to the Holder, the Company shall (X) pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $500,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Share Delivery Date) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, ("***FAST***"), the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Ordinary Shares on the Company's share register or, if the Transfer Agent is participating in the DTC FAST and the Warrant Shares are eligible for FAST , the Transfer Agent shall fail to credit the balance account of the Holder or the Holder's designee with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in

an open market transaction, stock loan or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for Ordinary Shares so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such certificate (and to issue such Ordinary Shares) or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of Ordinary Shares on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the "***Buy-In Payment Amount***"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Warrant Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 12 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall

mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. [INTENTIONALLY LEFT BLANK]

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Ordinary Shares of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. CERTAIN EVENTS. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the shareholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require shareholder approval (each, an "***Event***"), the Company shall provide to the Holder ten (10) days' advance written notice of such Event, and the Holder shall have the option, in its sole discretion and upon providing advanced written notice to the Company, to cause any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2 immediately prior to the consummation of such Event. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8. RIGHTS UPON DISTRIBUTION OF ASSETS; RIGHTS OFFERINGS: FUNDAMENTAL TRANSACTION.

8.1. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "***Distribution***"), at any time after the issuance of this Warrant, then, in each such case, upon each exercise of this Warrant from time to time, in whole or in part, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon each such exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution. To the extent that the Holder's participation in any Distribution is limited by virtue of the beneficial ownership limitations set forth in Section 2.5, then the portion of such Distribution that is so-limited shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limits set forth in Section 2.5.

8.2 Reserved.

9. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a shareholder of the Company.

10. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3 hereof, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least 50% of the number of Warrant Shares then issuable upon exercise of the Warrants sold under the Purchase Agreement, provided, however, that such modification, amendment or waiver is made with respect to all Warrants issued under the Purchase Agreement and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.

13. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address set forth above and to the Holders at the addresses listed on the signature page to the Purchase Agreement, or at such other address as the Company or Holder may designate by ten days' advance written notice to the other party hereto.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.

16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

18. ENTIRE AGREEMENT. This Warrant and the Purchase Agreement constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 23, 2024.

ANTELOPE ENTERPRISE HOLDINGS LTD.

By: Weilai Zhang

Name: Weilai Zhang

Title: Chief Executive Officer

NOTICE OF EXERCISE

TO: ANTELOPE ENTERPRISE HOLDINGS LTD.

(1) The undersigned hereby elects to (check one box only):

☐ purchase __ Ordinary Shares of Antelope Enterprise Holdings Ltd. (the "***Company***") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares, together with all applicable transfer taxes, if any.

☐ purchase the number of shares of Ordinary Shares of the Company by cashless exercise, to the extent permitted under Section 2.2, pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to ________ shares, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Ordinary Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Ordinary Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the "***Securities Act***"); (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that Ordinary Shares issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Ordinary Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and that the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Ordinary Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act or any applicable state securities laws; *provided*, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

Date:

____

Signature

Print name:

ASSIGNMENT FORM

(To assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: ______, 20

Holder's Signature:

Holder's Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.